UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2011

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2900 Potshop Lane, Suite 100
East Norriton, PA 19403
(Address of principal executive offices, with zip code)

(610) 292-8364
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On September 13, 2011, Tengion, Inc. (“Tengion”) issued a press release announcing that it had reinitiated enrollment of patients in its ongoing initial clinical trial of its lead product candidate, the Neo-Urinary Conduit™, which is being evaluated in bladder cancer patients requiring a urinary diversion following bladder removal (cystectomy).  Tengion anticipates enrolling its fourth patient during the fourth quarter of this year, followed by another patient during the first quarter of 2012.  After enrolling the fifth patient and safety data permitting, Tengion intends to discuss with clinical investigators and the Data Safety Monitoring Board a reduction in the amount of time between future patient implants.

This ongoing trial is designed to assess the safety and preliminary efficacy of the Neo-Urinary Conduit, as well as to allow the clinical investigators to optimize the surgical procedure and post-surgical care by incorporating the outcomes observed in each patient into the surgical approach for subsequent patients, as necessary. The trial is being conducted at the University of Chicago Medical Center and at The Johns Hopkins Hospital in Baltimore, Maryland.  To date, three patients have been enrolled and implanted in the clinical trial. Data from these patients have allowed clinical investigators to make surgical modifications for the trial moving forward in an effort to address conduit patency and vascular supply. Tengion recently submitted these surgical modifications and additional clinical data from the trial to the U.S. Food and Drug Administration (FDA), enabling the resumption of enrollment of additional patients.

The Neo-Urinary Conduit is a combination of a patient's own cells and bioabsorbable scaffold that is intended to catalyze regeneration of a native bladder tissue conduit, passively transporting urine from the ureters through a stoma, or hole in the abdomen, into a standard ostomy bag. Patients requiring some form of urinary diversion with today's standard of care, the use of a segment of bowel tissue to construct a conduit for urine to exit from the body into an ostomy bag, are at risk of complications associated with the use of bowel tissue as well as those associated with the surgery to harvest the bowel tissue.

Certain statements set forth in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the Company's: (i) plans to develop and commercialize the Neo-Urinary Conduit; and (ii) expectations regarding the initial clinical trial of the Neo-Urinary Conduit. Although Tengion believes that these statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there are a number of factors that may cause actual results to differ from these statements. For instance there can be no assurance that: (i) the Company's Neo-Urinary Conduit clinical trial will not be placed on clinical hold by the Food and Drug Administration, or FDA; (ii) patients enrolled in the Company's Neo-Urinary Conduit clinical trial will not experience additional adverse events, which could delay clinical trials or cause the Company to terminate the development of the Neo-Urinary Conduit; (iii) the Company will be able to successfully enroll patients in its clinical trials, including its initial clinical trial for the Neo-Urinary Conduit; (iv) the results of the clinical trial for the Neo-Urinary Conduit will support further development of that product candidate; and (v) the Company will be able to obtain the capital it needs to develop its product candidates and continue its operations.  For additional factors which could cause actual results to differ from expectations, reference is made to the reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  The forward looking statements in this report are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or expectations in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: September 13, 2011	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
Vice President, General Counsel & Secretary